Exhibit 21.1	Set forth below are subsidiaries of ACE and their respective jurisdiction of ownership and percentage ownership, in each case as of December 31, 2011. Each of the named subsidiaries is not necessarily a significant subsidiary as defined in Rule 1-02(w) of Regulation S-X, and ACE has several additional subsidiaries not named below. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary at the end of the year covered by this report.

Name	Jurisdiction of Organization	Percentage Ownership
ACE Limited	Switzerland	Publicly held
ACE Insurance (Switzerland) Limited	Switzerland	100%
ACE Reinsurance (Switzerland) Limited	Switzerland	100%
ACE Group Management and Holdings Ltd.	Bermuda	100%
ACE Bermuda Insurance Ltd.	Bermuda	100%
Paget Reinsurance International Ltd.	Bermuda	100%
Paget Reinsurance Ltd.	Bermuda	100%
ACE Capital Title Reinsurance Company (EI# 06-1434264, NAIC# 50028, NY)	USA (New York)	100%
ACE Financial Solutions International, Ltd.	Bermuda	100%
ACE Bermuda International Insurance (Ireland) Limited (formerly ACE European Markets Insurance Limited)	Ireland	100%
Corporate Officers & Directors Assurance Ltd.	Bermuda	100%
Oasis Real Estate Company Ltd.	Bermuda	100%
Sovereign Risk Insurance Limited	Bermuda	100%
Sovereign Risk Insurance (Dubai) Limited	UAE (Dubai)	100%
ACE Realty Holdings Limited	Bermuda	100%
Oasis Personnel Limited	Cayman Islands	100%
ACE Global Markets Limited	England & Wales	100%
ACE Group Holdings Limited	England & Wales	100%
ACE Tarquin	England & Wales	100%
ACE Capital V Limited	England & Wales	100%
ACE Leadenhall Limited	England & Wales	100%
ACE Underwriting Agencies Limited	England & Wales	100%
ACE London Group Limited	England & Wales	100%
ACE Capital Limited	England & Wales	100%
ACE Capital III Limited	England & Wales	100%
ACE Capital IV Limited	England & Wales	100%
ACE London Holdings Limited	England & Wales	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE Capital II Limited	England & Wales	100%
ACE London Investments Limited	England & Wales	100%
ACE London Aviation Limited	England & Wales	100%
ACE London Underwriting Limited	England & Wales	100%
ACE Underwriting Services Limited	England & Wales	100%
ACE London Services Limited	England & Wales	100%
ACE Capital VI Limited	England & Wales	100%
ACE Services Limited	Cayman Islands	100%
ACE Holdings (Gibraltar) Limited	Gibraltar	100%
ACE Gibraltar Limited	Gibraltar	100%
Oasis Insurance Services Ltd.	Bermuda	100%
ACE Tempest Life Reinsurance Ltd.	Bermuda	100%
ACE Europe Life Limited	England & Wales	100%
ACE Tempest Reinsurance Ltd.	Bermuda	100%
ACE Tempest Re Escritório de Representação no Brasil Ltda.	Brazil	99.999999% 0.000001% (ACE Tempest Life Reinsurance Ltd.)
Oasis Investments Limited	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
Oasis D1 LLC	USA (Delaware)	100%
Oasis D2 LLC	USA (Delaware)	100%
Oasis Investments 2 Ltd.	Bermuda	67% 33% (ACE Bermuda Insurance Ltd.)
ACE Group Holdings, Inc.	USA (Delaware)	100%
ACE (CR) Holdings	England & Wales	100%
ACE Capital VII Limited	England & Wales	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE (RGB) Holdings Limited	England & Wales	100%
ACE (CIDR) Limited	England & Wales	100%
Ridge Underwriting Agencies Limited	England & Wales	100%
ACE Asset Management Inc.	USA (Delaware)	100%
ACE Life Insurance Company	USA (Connecticut)	100%
ACE INA Holdings Inc.	USA (Delaware)	80% 20% (ACE Limited)
ACE Life Insurance Company Ltd.	Korea	100%
Combined Insurance Company of America	USA (Illinois)	100%
C.I.C.A. Superannuation Nominees Pty. Ltd.	Australia	100%
Combined Insurance Company of Europe Limited	Ireland	100%
Combined Insurance Company of New Zealand Limited	New Zealand	100%
Combined International Services, Ltd.	United King dom	100%
Combined Life Insurance Company of Australia	Australia	100%
Combined Life Insurance Company of New York	USA (New York)	100%
Employee Benefit Communications, Inc.	USA (Florida)	100%
Superannuation Fund (CICNZ) Limited	New Zealand	100%
VOL Properties Corporation	USA (Delaware)	100%
Huatai Insurance Holding Company, Limited	China	5.91% 9.64% (ACE Tempest Reinsurance Ltd.) 4.45% (ACE US Holdings, Inc.)
Huatai Life Insurance Company, Limited	China	79.4221% 20% (ACE INA Holdings Inc.)
INA Corporation	USA (Pennsylvania)	100%
INA Tax Benefits Reporting, Inc.	USA (Delaware)	100%
INA Financial Corporation	USA (Delaware)	100%

Name	Jurisdiction of Organization	Percentage Ownership
Brandywine Holdings Corporation	USA (Delaware)	100%
Cravens, Dargan & Company, Pacific Coast	USA (Delaware)	100%
Century Indemnity Company (EI# 06-6105395, NAIC #20710, PA)	USA (Pennsylvania)	100%
Century International Reinsurance Company Ltd.	Bermuda	100%
INA Holdings Corporation	USA (Delaware)	100%
INA International Holdings, LLC	USA (Delaware)	100%
ACE INA Properties, Inc.	USA (Delaware)	100%
Conference Facilities, Inc.	USA (Pennsylvania)	100%
INA Reinsurance Company, Ltd.	Bermuda	100%
ACE INA Financial Institution Solutions, Inc.	USA (Delaware)	100%
American Lenders Facilities, Inc.	USA (California)	100%
ESIS, Inc.	USA (Pennsylvania)	100%
ACE Environmental Health and Safety Consulting (Shanghai) Company Limited	China	100%
ESIS Asia Pacific Pte. Ltd.	Singapore	100%
Proclaim America, Inc.	USA (Texas)	51%
NewMarkets Insurance Agency, Inc.	USA (Delaware)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (Pennsylvania)	100%
ACE INA Excess and Surplus Insurance Services, Inc.	USA (California)	100%
ACE Financial Solutions, Inc.	USA (Delaware)	100%
ACE Risk Solutions, Inc.	USA (New York)	100%
Indemnity Insurance Company of North America (EI# 06-1016108, NAIC #43575, PA)	USA (Pennsylvania)	100%
ACE American Insurance Company (EI# 95-2371728, NAIC# 22667, PA)	USA (Pennsylvania)	100%
Penn Millers Holding Corporation	USA (Pennsylvania)	100%
PMMHC Corp.	USA (Pennsylvania)	100%

Name	Jurisdiction of Organization	Percentage Ownership
Penn Millers Insurance Company	USA (Pennsylvania)	100%
American Millers Insurance Company	USA (Pennsylvania)	100%
Penn Millers Agency, Inc.	USA (Pennsylvania)	100%
Pacific Employers Insurance Company (EI# 95-1077060, NAIC# 22748, PA)	USA (Pennsylvania)	100%
Illinois Union Insurance Company (EI# 36-2759195, NAIC #27960, IL)	USA (Illinois)	100%
Rain and Hail Insurance Service Incorporated	USA (Iowa)	100%
Agri General Insurance Company (EI# 42-1204578, NAIC #42757, IA)	USA (Iowa)	100%
Rain and Hail L.L.C.	USA (Iowa)	100%
Agri General Insurance Service, Inc.	USA (Iowa)	100%
Rain and Hail Insurance Service International, Inc.	USA (Iowa)	100%
Rain and Hail Insurance Corporation	Canada	100%
Rain and Hail Insurance Service, Ltd.	Canada	100%
Rain and Hail do Brasil, Ltda.	Brazil	100%
Rain and Hail Insurance Service de Mexico, S.A. de C.V.	Mexico	100%
Rain and Hail Financial, Inc.	USA (Iowa)	100%
INAMAR Insurance Underwriting Agency, Inc.	USA (New Jersey)	100%
INAMAR Insurance Underwriting Agency, Inc. of Texas	USA (Texas)	100%
Insurance Company of North America (EI# 23-0723970, NAIC #22713, PA)	USA (Pennsylvania)	100%
Bankers Standard Insurance Company (EI# 59-1320184, NAIC #18279, PA)	USA (Pennsylvania)	100%
Bankers Standard Fire and Marine Company (EI# 75-6014863, NAIC #20591, PA)	USA (Pennsylvania)	100%
ACE Property and Casualty Insurance Company (EI# 06-0237820, NAIC, #20699, PA)	USA (Pennsylvania)	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE Fire Underwriters Insurance Company (EI# 06-6032187, NAIC #20702, PA)	USA (Pennsylvania)	100%
Atlantic Employers Insurance Company (EI# 23-2173820, NAIC #38938, NJ)	USA (New Jersey)	100%
ACE Insurance Company of the Midwest (EI# 06-0884361, NAIC #26417, IN)	USA (Indiana)	100%
ACE Tempest Re USA, LLC	USA (Connecticut)	100%
ACE Structured Products, Inc.	USA (Delaware)	100%
Recovery Services International, Inc.	USA (Delaware)	100%
ACE INA International Holdings, Ltd.	USA (Delaware)	100%
Rio Guayas, Compania de Seguros y Reaseguros, S.A.	Ecuador	99.9999999% 0.0000001% (AFIA Finance Corporation)
ACE Life Insurance Company Ltd.	Bermuda	100%
Jerneh Insurance Berhad	Malaysia	100%
INACOMB S.A. de C.V.	Mexico	99.998% 0.002% (AFIA Finance Corporation)
ACE Australia Holdings Pty Limited	Australia	100%
ACE Insurance Limited	Australia	100%
PT. ACE Life Assurance	Indonesia	96.57%
ACE Life Insurance Company Limited	Vietnam	100%
ACE Insurance Company Limited	Vietnam	100%
ACE Seguradora S.A.	Brazil	99.9897% .0100% (AFIA Finance Corporation)
ACE Participações Ltda.	Brazil	99% 1% (AFIA Finance Corporation)
ACE Resseguradora S.A.	Brazil	99.9908% .0092% (ACE INA International Holdings, Ltd.)
ESIS Canada Inc.	Canada	100%
Servicios ACEINA, S.A. de C.V.	Mexico	99.998% one share (AFIA Finance Corporation)

Name	Jurisdiction of Organization	Percentage Ownership
ACE Seguros S.A.	Argentina	94.62% 4.73% (AFIA Finance Corporation)
ACE INA International Holdings Ltd. Agencia Chile	Chile	100%
ACE Seguros de Vida S.A.	Chile	95% 5% (AFIA Finance Corporation Agencia en Chile)
Ventas Personales Limitada	Chile	99% 1% (AFIA Finance Corporation Agencia en Chile)
ACE Seguros S.A.	Chile	85.83% (AIIH) 8.00% (AFIA Finance Corporation, Agencia en Chile) 5.95% - (AFIA Finance Corp. Chile Limitada) 0.22 (Non-ACE shareholders)
ACE INA Overseas Holdings, Inc.	USA (Delaware)	100%
ACE European Holdings Limited	England & Wales	100%
ACE European Group Limited	England & Wales	30.8723% 69.1277% (ACE Insurance S.A.- N.V.)
ACE Insurance Management (DIFC) Limited	Dubai Interna tional Financial Centre	100%

Name	Jurisdiction of Organization	Percentage Ownership
ACE European Holdings No 2 Limited	England & Wales	100%
CJSC ACE Insurance Company	Russia	100%
L.L.C. ACE Life Insurance	Russia	100%
ACE Insurance S.A.-N.V.	Belgium	99.9492% 0.0507% (ACE INA International Holdings Ltd.)
ACE European Group Limited	England & Wales	69.1277% 30.8723% (ACE European Holdings Limited)
ACE Pension Trustee Limited	England & Wales	100%
ACE Seguradora S.A.	Macau	99.94%
ACE Holdings Limited	Cayman Islands	100%
ACE Insurance Company Egypt S.A.E.	Egypt	96.89% 0.88% (ACE INA Services UK Ltd.) 0.88% (ACE European Holdings Limited)
ACE Life Insurance Company S.A.E.	Egypt	98.34% 0.98% (ACE Holdings Limited) 0.68% (AFIA Finance Corporation)
ACE Synergy Insurance Berhad	Malaysia	100%
ACE Seguros S.A.	Colombia	99.958%
ACE Seguros S.A.	Ecuador	100%
ACE Seguros S.A.	Mexico	99.9%
ACE Seguros S.A.	Panama	100%
ACE Seguros S.A. (formerly Altas Cumbres Compañía de Seguros de Vida )	Peru	99.99% 0.01% (AFIA Finance Corporation)

Name	Jurisdiction of Organization	Percentage Ownership
Eksupsiri Company Limited	Thailand	49% 50.99% (Nam Ek)
ACE Life Assurance Co. Ltd.	Thailand	75% 25% (Oriental Equity Holdings)
Nam Ek Company Limited	Thailand	49%
Eksupsiri Company Limited	Thailand	50.99% 49% (AIIH)
Siam Liberty Insurance Broker Co., Ltd.	Thailand	75.01% (Nam Ek) 24.99% (AFC)
ACE Insurance Limited	South Africa	100%
ACE Insurance Limited	New Zea land	100%
ACE International Management Corporation	Pennsylvania	100%
Cover Direct, Inc.	USA (Delaware)	100%
ACE INA G.B. Holdings, Ltd	USA (Delaware)	100%
ACE INA Services U.K. Limited	England & Wales	100%
Century Inversiones, S.A.	Panama	100%
ACE Arabia Insurance Company Limited B.S.C. (C)	Bahrain	50%
ACE Insurance Limited	Pakistan	100%
ACE INA Overseas Insurance Company Ltd.	Bermuda	100%
ACE Canada Holdings, Inc.	USA (Delaware)	100%
INACAN Holdings Ltd.	Canada (Ontario)	100%
ACE INA Insurance	Canada	100%
ACE INA Life Insurance	Canada	100%
ACE Tempest Re Canada Inc.	Canada (Quebec)	100%
ACE Insurance Limited	Singapore	100%
ACE Insurance	Japan	100%
ACE Chintai SSI	Japan	100%
ACE Songai Service Kabushikigaisha	Japan	100%
ACE Marketing Group C.A.	Venezuela	100%
ACE Insurance Company (EI# 66-0437305, NAIC #30953, PR)	Puerto Rico	100%
ACE Insurance Agency, Inc.	Puerto Rico	100%
ACE Insurance Limited	Hong Kong	100%
ACE Alternative Risk Ltd. (formerly ACE Risk Management International Ltd.)	Bermuda	100%

Name	Jurisdiction of Organization	Percentage Ownership
DELPANAMA S.A.	Panama	100%
INAMEX S.A.	Mexico	100%
Oriental Equity Holdings Limited	British Virgin Islands	100%
AFIA Finance Corporation	USA (Delaware)	100%
AFIA Finance Corporation Agencia en Chile	Chile	100%
AFIA Venezolana C.A.	Venezuela	100%
ACE ICNA Italy Societa a Responsabilita Limitata	Italy	99.7% 0.3% (AIIH)
Siam Liberty Insurance Broker Co., Ltd.	Thailand	49% (AFC) 50.93% (Nam Ek)
ACE Servicios S.A.	Argentina	100%
AFIA Finance Corp. Chile Limitada	Chile	98% 2% (AIIH)
Pembroke Reinsurance, Inc.	USA (Delaware)	100%
PT. ACE INA Insurance	Indonesia	98% 2.00% (PT.Adi Citra Mandiri)
RIYAD Insurance Co. Ltd.	Bermuda	80%
ACE Asia Pacific Services Pte. Ltd. (formerly Safire Private Limited)	Singapore	100%
ACE Asia Pacific Services Sdn Bhd	Malaysia	100%
AFIA (INA) Corporation, Limited	USA (Delaware)	100%
AFIA	Unincorporated Association	60%
AFIA (ACE) Corporation, Limited	USA (Delaware)	100%
INAVEN, C.A. “Venezuela”	Venezuela	100%
ACE US Holdings, Inc.	USA (Delaware)	100%
ASI Administrative Services Inc.	Canada (Yukon)	100%
Rhea International Marketing (L), Inc.	Malaysia	60%
Westchester Fire Insurance Company (EI# 92-0040526, NAIC# 10030, PA) (F/K/A ACE Indemnity Insurance Company)	USA (Pennsylvania)	100%
Westchester Surplus Lines Insurance Company (EI# 58-2139927, NAIC #10172, GA)	USA (Georgia)	100%
Westchester Specialty Services, Inc.	USA (Florida)	100%
Westchester Specialty Insurance Services, Inc.	USA (Nevada)	100%